AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON November 13, 1996
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               The Source Company
             (Exact name of registrant as specified in its charter)

                  Missouri                                43-1710906
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                  Identification No.)

                             11644 Lilburn Park Road
                            St. Louis, Missouri 63146
              (Address of Principal Executive Offices) (Zip Code)

                       The Source Company Stock Award Plan
               The Source Company 1995 Incentive Stock Option Plan
                        (Full title of each of the Plans)

                                S. Leslie Flegel
                      Chairman and Chief Executive Officer
                               The Source Company
                             11644 Lilburn Park Road
                            St. Louis, Missouri 63146
                     (Name and address of agent for service)

                                 (314) 995-9040
                        (Telephone number, including area
                           code, of agent for service)

                        Copies of all correspondence to:
                             Douglas J. Bates, Esq.
                         Gallop, Johnson & Neuman, L.C.
                             Interco Corporate Tower
                              101 South Hanley Road
                            St. Louis, Missouri 63105

                         CALCULATION OF REGISTRATION FEE
                                                                           Proposed
Title of                                                                   maximum
securities                Amount                  Offering                 aggregate                 Amount of
to be                     to be                   price                    offering                  registra-
registered                registered(1)           per share(2)             price                     tion fee
----------                ----------              ---------                -----------               --------
Common Stock              680,000                 $2.9375                  $1,997,500                $605.30
$.01 par

(1) Represents maximum number of shares (50,000) available for issuance under The Source Company Stock Award Plan, and the maximum number of shares (630,000) available for issuance under The Source Company Incentive Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and is based upon the average of the bid and asked price per share of the Registrant's Common Stock as reported on the Nasdaq Small-Cap Market on November 11, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following  documents  filed by The Source  Company (the  "Company")
with  the  Securities  and  Exchange   Commission  are  incorporated  herein  by
reference:

        (a) The Company's annual report on Form 10-KSB for the fiscal year ended January 31, 1996 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's quarterly reports on Form 10-QSB for the quarters ended April 30, 1996 and July 31, 1996; and

        (c) The description of the Company's common stock which is contained in the Form 10-SB filed by the Company under the Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

        Not Applicable.

Item 5.  Interests of Named Experts and Counsel

        Not Applicable.

Item 6.  Indemnification of Directors and Officers

        Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri (the "Missouri Law") provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.

        Section 351.355(3) of the Missouri Law provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding.

        Section 351.355(7) of the Missouri Law provides that a corporation may provide additional indemnification to any person indemnifiable under subsection
(1) or (2) of Section 351.355(7), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involve an accounting for profits pursuant to Section 16(b) of the Securities Act of 1934.

        Paragraph 9 of the Articles of Incorporation of the Company permits the Company to enter into agreements with its directors, officers, employees and agents providing such indemnification as deemed appropriate. Paragraph 9 also provides that the Company shall extend to its directors and executive officers the indemnification specified in Sections 351.355(1) and (2) and the additional indemnification authorized by Section 351.355(7) of the Missouri Law and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

        The Company has procured and intends to maintain a policy of insurance under which the directors and officers of the Company will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers.

        In addition, the Company has entered into indemnification agreements with certain of its directors and executive officers. The form of indemnity agreement provides that the directors and executive officers will be indemnified to the full extent permitted by applicable law against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement of any threatened, pending or completed action, suit or proceeding, on account of their services as a director or officer of the Company or any other company or enterprise in which they are serving as an officer or director or other capacity at the request of the Company, or as a guarantor of any debt of the Company. To the extent the indemnification provided under the agreements exceed that permitted by applicable law, such indemnification provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

Item 7.  Exemption from Registration Claimed

        Not Applicable.

Item 8.  Exhibits

         See Exhibit Index.

Item 9.  Undertakings

        (a)     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)-(g)  Not Applicable.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (i)     Not Applicable.

        (j)     Not Applicable.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on November 13, 1996.


                                   THE SOURCE COMPANY




                                   By: /s/ S. Leslie Flegel
                                       S. Leslie Flegel
                                       Chairman and Chief Executive Officer

                               POWER OF ATTORNEY


        We, the undersigned officers and directors of The Source Company, Inc., hereby severally and individually constitute and appoint S. Leslie Flegel and W. Brian Rodgers and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Name                             Title                     Date


/s/ S. Leslie Flegel            Chairman, Chief Executive
S. Leslie Flegel                Officer and Director          November 13, 1996


/s/ William H. Lee              President, Chief Operating
William H. Lee                  Officer and Director          November 13, 1996


/s/ W. Brian Rodgers            Chief Financial Officer
W. Brian Rodgers                (Principal Financial and
                                Accounting Officer)           November 13, 1996


/s/ Timothy A. Braswell               Director                November 13, 1996
Timothy A. Braswell


/s/ Harry L. "Terry" Franc, III       Director                November 13, 1996
Harry L. "Terry" Franc, III


/s/ Aron Katzman                      Director                November 13, 1996
Aron Katzman


/s/ Randall S. Minix                  Director                November 13, 1996
Randall S. Minix

                                    FORM S-8

                               THE SOURCE COMPANY

                                 EXHIBIT INDEX

Exhibit
Number                       Description                             Page




 4.4            The Source Company Stock Award Plan

 4.5            The Source Company 1995 Incentive Stock Option Plan

 5.1            Opinion of Gallop, Johnson & Neuman, L.C.

23.1            Consent of BDO Seidman LLP

23.2 Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit 5.1)

24.1 Power of Attorney (included on signature page of the registration statement)